Exhibit 2

                             Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Aksys, Ltd., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

In witness whereof, the undersigned hereby execute this Agreement this 28th day of July, 2003.


                                            Durus Capital Management, LLC

                                            By: /s/ Scott Sacane
                                                ----------------
                                                Name:  Scott Sacane
                                                Title: Managing Member


                                            /s/ Scott Sacane
                                            ----------------
                                            Scott Sacane


                                            Durus Capital Management (N.A.), LLC

                                            By: /s/ Scott Sacane
                                                ----------------
                                                Name:  Scott Sacane
                                                Title: Managing Director